Exhibit 10.1

FIRST AMENDMENT TO

LOAN AGREEMENT

This FIRST AMENDMENT TO LOAN AGREEMENT (“Amendment”) is made as of December 05, 2022 (“Amendment Effective Date”), by and between East West Bank, a California corporation (“Bank” or “Lender”) and Zoned Arizona Properties, LLC, an Arizona limited liability company (“Borrower”).

Recitals

A. Bank has made a loan to Borrower pursuant to a Loan Agreement dated July 11, 2022 (the “Existing Loan Agreement”).

B. Borrower has elected to exercise the Fixed Rate Option as to its Obligations, as such terms are defined in the Existing Loan Agreement, by entering into that certain Amended and Restated Promissory Note – Variable Rate Note on approximately even date herewith (the “Amended Note”).

C. The parties have further agreed to amend the Existing Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions, and in reliance upon the representations and warranties set forth in this Amendment. The Existing Loan Agreement, together with this Amendment shall collectively be referred to as the “Loan Agreement” or “Agreement.”

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are acknowledged, and intending to be legally bound, the parties agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in Existing Loan Agreement.

2. Amendment to Loan Agreement. The Existing Loan Agreement is amended as follows:

(a) Section 2.6 (Early Amortization Election). Section 2.6 of the Existing Loan Agreement is hereby deleted in its entirely and replaced as follows:

2.6 Early Amortization Election. As of the Amendment Effective Date, Borrower has elected to commence paying principal together with interest on the MAL in accordance with the repayment terms set forth in the SWAP Note (the “Early Amortization Election”). Notwithstanding any other terms of the Agreement to the contrary, as of the Amendment Effective Date, Borrower shall not be entitled to any further Advances under the MAL.

(b) SWAP Note. The term “SWAP Note” shall be amended to mean the Amended Note.

(c) Section 15.1 (Definitions). The following definition set forth in Section 15.1 of the Existing Loan Agreement is deleted in its entirety and replaced as follows:

“Lease” means that certain commercial lease for a portion of the Property between Borrower and a tenant of the Property, and shall include any associated subleases between such tenant and any subtenant.

3. Limitation of Amendment.

(a) The agreements contained herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (ii) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

(b) This Amendment shall be construed in connection with and as part of the Loan Documents. All terms, conditions, covenants and agreements set forth in the Agreement and the other Loan Documents, except as explicitly amended by this Amendment, are hereby ratified and confirmed and shall remain in full force and effect.

4. Conditions to Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by Borrower.

5. Representations and Warranties. Borrower hereby represents and warrants to Bank as follows:

(a) Immediately after giving effect to this Amendment: (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and (ii) upon this Amendment becoming effective, no Event of Default has occurred and is continuing;

(b) The organizational documents of Borrower and its Affiliates delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(c) Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(d) The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Agreement, as amended by this Amendment, are duly authorized and will not contravene any law or regulation binding on or affecting Borrower, any contract or agreement with a Person that is binding on Borrower, any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or the organizational documents of Borrower; and

(e) This Amendment has been executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. The Loan Documents and this Amendment, together, represent a complete integration of all prior and contemporaneous agreements and understandings of the parties hereto.

7. Fees and Costs. Borrower agrees to pay to all Bank Expenses, including Bank’s reasonable attorneys’ fees and costs, incurred in connection with the Amendment.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10. Choice of Law and Venue; Jury Trial Waiver. This Amendment shall be subject to the provisions regarding choice of law and venue, jury trial waiver, and judicial reference set forth in Article 13 of the Existing Loan Agreement, and such provisions are incorporated herein by this reference, mutatis mutandis.

[Signature Page Follows]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed as of the Amendment Effective Date.

Borrower:

ZONED ARIZONA PROPERTIES, LLC

By:	Zoned Properties, Inc.
Its: Member

By:	/s/ Bryan McLaren
Bryan McLaren
Its: Chief Executive Officer

Bank:

EAST WEST BANK

By:	/s/ Sharon Shi
Name:	Sharon Shi
Title:	VP, Portfolio Manager

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